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                                 SCHEDULE 14A
                                (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                        FILED BY THE REGISTRANT [ X ]

                FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                          Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                                ENTREMED, INC.
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               (Name of Registrant as Specified in Its Charter)

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   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

              PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                             [X] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

 (1)    Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

 (2)    Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------
 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------



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 (4)    Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

 (5)    Total fee paid:

        -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1)    Amount previously paid:

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 (2)    Form, Schedule or Registration Statement No.:

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 (3)    Filing party:

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 (4)    Date filed:

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SUPPLEMENT TO PROXY STATEMENT DATED MAY 30, 2002

                                   IMPORTANT!

                                 ENTREMED, INC.
                           9640 MEDICAL CENTER DRIVE
                           ROCKVILLE, MARYLAND 20850
                                 (301) 217-9858

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 6, 2002

     The following information supplements, and should be read in conjunction with, the Proxy Statement dated May 17, 2002 of EntreMed, Inc. (the "Company"). The Company previously furnished copies of the Proxy Statement to stockholders of record as of April 26, 2002.

                                   PROPOSAL 2

                 REVISION TO PROPOSED AMENDMENT TO AMENDED AND
                     RESTATED CERTIFICATE OF INCORPORATION

     In the Proxy Statement, the Company asked stockholders to approve an amendment to the Certificate of Incorporation to increase the numbers of authorized shares of Common Stock and shares of Preferred Stock. Upon further review of its current capital structure, the Company has concluded that, at the present time, it is not necessary to amend the Certificate of Incorporation to increase the number of authorized shares of Preferred Stock. Accordingly, the Company is revising Proposal 2 to ask stockholders to approve only an increase in the number of shares of authorized Common Stock from 35,000,000 shares to 90,000,000 shares. No increase in the current authorized number of shares of Preferred Stock is being sought.

     As revised, Proposal 2 will be as follows:

     2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's common stock, $.01 par value, from 35,000,000 shares to 90,000,000 shares, increasing the total authorized capital stock from 40,000,000 shares to 95,000,000 shares;

     The Company is not adopting this revision to Proposal 2 in response to any opposition to Proposal 2 as originally set forth in the Proxy Statement. In addition, the Board of Directors is not presently contemplating any transaction that would result in the Company's issuing any of the additional shares of Common Stock contemplated by this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2, AS REVISED.

VOTING PROCEDURES

     A duplicate proxy card or voting instruction form is enclosed with this Supplement. If you do not wish to change your prior vote, you do not need to take any further action. Your prior proxy will be voted in accordance with the directions thereon. A vote "FOR" or "AGAINST," or any abstention, on Proposal 2 will be voted as specified on the revised proposal. Any proxy as to which no direction is specified will be voted in favor of the actions described in the Proxy Statement, as amended by this Supplement.

     If you wish to change your vote with respect to Proposal 2 or any other matter discussed in the Proxy Statement or this Supplement, you may do so by submitting a later dated proxy card or voting instruction form or attending the Annual Meeting, or any adjournment or postponement thereof, and voting in person.
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     The affirmative vote of a majority of the shares outstanding and entitled to vote on this matter is necessary to approve Proposal 2. Therefore, abstentions and broker non-votes will have the same effect as a vote "against" this proposal. Brokers who hold shares for customer accounts in "street name" generally will be permitted to vote uninstructed shares on Proposal 2, as revised. Accordingly, the revision to Proposal 2 may facilitate stockholder approval of the amendment to the Company's Amended and Restated Certificate of Incorporation.

     Your vote is very important, regardless of the number of shares you currently own. SINCE THE TIME IS EXTREMELY SHORT, WE URGE YOU TO FOLLOW ANY TELEPHONE OR INTERNET VOTING INSTRUCTIONS THAT ARE ENCLOSED WITH THIS SUPPLEMENT.

ADJOURNMENT OF MEETING

     In order to permit its stockholders to consider Proposal 2, as revised, the Company intends to adjourn the Annual Meeting solely with respect to Proposal 2. The Annual Meeting will reconvene with respect to Proposal 2 at 9:00 a.m. on June 24, 2002 at the Company's executive offices located at 9640 Medical Center Drive, Rockville, MD 20850. The voting on Proposal 2 will remain open during any adjournment of the Annual Meeting.

OTHER MATTERS

     Since the mailing of the Proxy Statement, the Company has engaged The Corporate Governance Group of Strategic Stock Surveillance, LLC, for a fee of $6,000 plus customary disbursements, to assist with the solicitation of proxies.

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